Exhibit 99.1

Cumberland House 1 Victoria Street Hamilton HM 11 P.O. Box HM 98 Hamilton HM AX Bermuda (441) 296-7667 fax (441) 296-7665

FOR IMMEDIATE RELEASE

CONTACT:	John Lockwood Annuity & Life Re (Holdings), Ltd. 441-296-7667

ANNUITY & LIFE RE SEPTEMBER 2004 EARNINGS REPORT

Hamilton, Bermuda, November 8, 2004, 6:00 p.m. ET – Annuity and Life Re (Holdings), Ltd. (ANNRF.OB) today reported financial results for the three month period ended September 30, 2004. The Company reported a net loss of $(3,095,705) or $(0.12) per fully diluted share for the three month period ended September 30, 2004, as compared to a net loss of $(3,786,905) or $(0.15) per fully diluted share for the three month period ended September 30, 2003. The third quarter 2004 loss includes a $2.4 million charge related to the recapture of the Company’s GMDB/GMIB agreement with GIGNA, a net loss of $2.1 million from the Company’s annuity reinsurance agreement with Transamerica, a loss of $0.7 million from the Company’s second largest life reinsurance agreement and a loss of $0.3 million from the Company’s second largest annuity reinsurance agreement. These losses were partially offset by income from some of the Company’s other remaining life reinsurance agreements, including income of approximately $2.1 million from the Company’s largest life reinsurance agreement.

Net realized investment losses for the three month period ended September 30, 2004 were $(84,868), as compared with net realized investment losses of $(52,025) for the three month period ended September 30, 2003.

Unrealized gains on the Company’s investments were $1,038,094 as of September 30, 2004, as compared to gains of $1,840,849 at December 31, 2003. The Company’s investment portfolio currently maintains an average credit quality of AA. Cash used by operations for the nine months ended September 30, 2004 was $57,327,851 as compared to cash used by operations of $97,859,548 for the nine month period ended September 30, 2003. The cash used by operations in the nine months ended September 30, 2004 includes payments made in connection with the settlement of the Met Life recapture, payments made to Transamerica under an annuity reinsurance agreement and payments made to CIGNA related to the recapture of the Company’s GMDB/GMIB reinsurance agreement with CIGNA.

Book value per share at September 30, 2004 was $4.78, as compared to $5.11 at December 31, 2003. The Company adopted SOP 03-1 effective as of January 1, 2004, which required it to increase its liabilities by approximately $36.6 million and its deferred acquisition costs by approximately $36.2 million. As a result, the Company’s tangible book value, which is GAAP book value less deferred acquisition costs, declined from $2.50 per share at December 31, 2003 to $1.12 as of January 1, 2004. Tangible book value per share has increased to $1.15 at September 30, 2004.

Jay Burke, the Company’s Chief Executive Officer, commented:

“We are very pleased that the Company and CIGNA were able to work together to resolve the long standing problems with the GMDB/GMIB agreement. We still have the Transamerica annuity reinsurance agreement, which continues to negatively impact the

Company’s operating results and cash position, but we are seeking to work with Transamerica to find a mutually acceptable resolution to the problems created by that agreement.”

Annuity and Life Re (Holdings), Ltd. provides annuity and life reinsurance to insurers through its wholly owned subsidiaries, Annuity and Life Reassurance, Ltd. and Annuity and Life Reassurance America, Inc.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by the Company or on its behalf. All statements which address operating performance, events, or developments that the Company expects or anticipates may occur in the future are forward-looking statements. These statements are made on the basis of management’s views and assumptions; as a result, there can be no assurance that management’s expectations will necessarily come to pass. The Company cautions that actual results could differ materially from those expressed or implied in forward-looking statements. Important factors that could materially and adversely affect the Company’s operations and financial condition and/or cause the Company’s actual results of operations or financial condition to differ from those expressed or implied in the Company’s forward-looking statements include, but are not necessarily limited to, the Company’s ability to meet the obligations associated with the Company’s current business and to fund the Company’s continuing operations; the Company’s ability to reduce or otherwise satisfy the Company’s collateral obligations; the Company’s ability to pursue strategic alternatives on favorable terms; the outcome of pending legal proceedings involving the Company; the Company’s ability to obtain adequate financial ratings; the ability of the Company’s cedents to manage successfully assets they hold on the Company’s behalf; the Company’s success in managing its investments; the Company’s ability to list its common shares on a national exchange or automated quotation system; changes in mortality, morbidity and claims experience; the Company’s ability to make accurate estimates and assumptions regarding future mortality, persistency, lapses, expenses and investment performance based upon historical results and information provided to it by its cedents; the Company’s ability to underwrite business; unanticipated withdrawal or surrender activity; changes in market conditions, including changes in interest rate levels; the competitive environment; the impact of recent and possible future terrorist attacks and the U.S. government’s response thereto; the Company’s ability to attract and retain clients; the loss of a key executive; regulatory changes (such as changes in U.S. tax law and insurance regulation that directly affect the competitive environment for the Company’s products); and a prolonged economic downturn. Investors are also directed to consider the risks and uncertainties discussed in documents the Company has filed with the Securities and Exchange Commission, and in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as amended. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on the Company’s behalf.

This press release and the attached financial statements are available in the “Press Releases” section of the Company’s website at www.alre.bm/releases_2004.html. Certain financial information that has been made available to financial analysts is available in the “Financial Reports” section of the Company’s website at www.alre.bm/reports.html.

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars)

	September 30, 2004	December 31, 2003
Assets	(unaudited)
Cash and cash equivalents	$56,933,773	$80,068,310
Fixed maturity investments at fair value (amortized cost of $81,880,490 and $115,594,199 at September 30, 2004 and December 31, 2003)	83,287,548	117,812,445
Funds withheld at interest	596,544,390	667,824,819
Accrued investment income	1,033,470	1,491,170
Receivable for reinsurance ceded	82,627,663	88,480,172
Other reinsurance receivables	3,656,664	4,580,745
Deferred policy acquisition costs	95,787,457	68,942,628
Other assets	752,990	682,050

Total Assets	$920,623,955	$1,029,882,339

Liabilities
Reserves for future policy benefits	$151,673,217	$161,105,541
Interest sensitive contracts liability	621,979,101	670,717,546
Other reinsurance liabilities	15,381,098	55,826,940
Accounts payable and accrued expenses	5,519,109	7,059,733

Total Liabilities	794,552,525	894,709,760

Stockholders’ Equity
Preferred shares (par value $1.00; 50,000,000 shares authorized; no shares outstanding)	—	—
Common shares (par value $1.00; 100,000,000 shares authorized; 26,395,928 and 26,454,195 shares outstanding at September 30, 2004 and December 31, 2003)	26,395,928	26,454,195
Additional paid-in capital	334,041,944	334,418,029
Stock warrants	1,350,000	1,250,000.00
Unamortized stock-based compensation	(781,376)	(1,509,022)
Accumulated other comprehensive income	1,038,094	1,840,849
Accumulated deficit	(235,973,160)	(227,281,472)

Total Stockholders’ Equity	$126,071,430	$135,172,579

Total Liabilities and Stockholders’ Equity	$920,623,955	$1,029,882,339

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in U.S. dollars)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues
Net premiums	$9,906,337	$28,657,263	$34,565,859	$148,586,899
Investment income, net of related expenses	4,780,211	16,250,225	17,875,012	30,143,651
Net realized investment (losses) gains	(84,868)	(52,025)	456,172	6,508,019
Net change in fair value of embedded derivatives	565,939	2,808,427	1,692,113	14,845,749
Surrender fees and other revenues	1,024,405	1,667,997	3,609,905	6,061,022

Total Revenues	16,192,024	49,331,887	58,199,061	206,145,340

Benefits and Expenses
Claims and policy benefits	5,669,394	19,075,004	24,683,101	178,589,650
Interest credited to interest sensitive products	5,513,653	7,642,151	10,865,545	16,731,452
Policy acquisition costs and other insurance expenses	5,693,745	22,796,448	18,529,269	119,928,722
Operating expenses	2,410,937	3,605,189	12,446,874	15,873,678

Total Benefits and Expenses	19,287,729	53,118,792	66,524,789	331,123,502

Loss before cumulative effect of a change in accounting principle	(3,095,705)	(3,786,905)	(8,325,728)	(124,978,162)
Cumulative effect of a change in accounting principle	—	—	(365,960)	—

Net Loss	$(3,095,705)	$(3,786,905)	$(8,691,688)	$(124,978,162)

Loss per common share before cumulative effect of a change in accounting principle per common share
Basic	$(0.12)	$(0.15)	$(0.32)	$(4.83)
Diluted	$(0.12)	$(0.15)	$(0.32)	$(4.83)
Cumulative effect of a change in accounting principle per common share
Basic	$—	$—	$(0.01)	$—
Diluted	$—	$—	$(0.01)	$—
Net Loss per common share
Basic	$(0.12)	$(0.15)	$(0.33)	$(4.83)
Diluted	$(0.12)	$(0.15)	$(0.33)	$(4.83)

ANNUITY AND LIFE RE (HOLDINGS), LTD.
CONSOLIDATED STATEMENTS OF SEGMENT INCOME (LOSS)
(Unaudited and in U.S. dollars)

	Life	Annuity
	Reinsurance	Reinsurance	Corporate	Consolidated
Three Months Ended September 30, 2003
Revenues	$30,013,563	$19,107,200	$211,124	$49,331,887
Benefits and Expenses	29,434,795	22,548,719	1,135,278	53,118,792

Segment Income (Loss)	$578,768	$(3,441,519)	$(924,154)	$(3,786,905)

Total Assets	$273,604,371	$730,598,264	$77,216,650	$1,081,419,285

Fully Diluted Earnings per Share	$0.02	$(0.13)	$(0.04)	$(0.15)

Three Months Ended September 30, 2004
Revenues	$10,620,367	$5,026,576	$545,081	$16,192,024
Benefits and Expenses	8,016,909	9,781,795	1,489,025	19,287,729

Segment Income (Loss)	$2,603,458	$(4,755,219)	$(943,944)	$(3,095,705)

Total Assets	$197,754,315	$642,979,101	$79,890,539	$920,623,955

Fully Diluted Earnings per Share	$0.10	$(0.18)	$(0.04)	$(0.12)

Nine Months Ended September 30, 2003
Revenues	$147,690,979	$50,977,130	$7,477,231	$206,145,340
Benefits and Expenses	231,596,707	95,353,065	4,173,730	331,123,502

Segment (Loss) Income	$(83,905,728)	$(44,375,935)	$3,303,501	$(124,978,162)

Total Assets	$273,604,371	$730,598,264	$77,216,650	$1,081,419,285

Fully Diluted Earnings per Share	$(3.25)	$(1.71)	$0.13	$(4.83)

Book Value per share				$5.39

Nine Months Ended September 30, 2004
Revenues	$35,750,909	$19,948,919	$2,499,233	$58,199,061
Benefits and Expenses	32,238,504	24,584,137	9,702,148	66,524,789

Segment Income (Loss) before cumulative effect of a change in accounting principle	$3,512,405	$(4,635,218)	$(7,202,915)	$(8,325,728)
Cumulative effect of a change in accounting principle	—	(365,960)	—	$(365,960)

Segment Income (Loss)	$3,512,405	$(5,001,178)	$(7,202,915)	$(8,691,688)

Total Assets	$197,754,315	$642,979,101	$79,890,539	$920,623,955

Fully Diluted Earnings per Share	$0.13	$(0.19)	$(0.27)	$(0.33)

Book Value per share				$4.78